                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                           STATE OF            NAME UNDER WHICH
              SUBSIDIARY                 INCORPORATION          DOES BUSINESS
              -----------               --------------         ----------------
         Mechanics & Farmers Bank       North Carolina             M&F Bank